As filed with the Securities and Exchange Commission on March 24, 1999.
                                                      Registration No. 333-68991
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AMERICAN CAPITAL STRATEGIES, LTD.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                52-145-1377
 ---------------------------------        ------------------------------------
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

                       3 Bethesda Metro Center, Suite 860
                            Bethesda, Maryland 20814
                                 (301) 951-6122
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Malon Wilkus
                 Chairman, President and Chief Executive Officer
                        American Capital Strategies, Ltd.
                       3 Bethesda Metro Center, Suite 860
                            Bethesda, Maryland 20814
                                 (301) 951-6122
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                    Copy to:
                              Samuel A. Flax, Esq.
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004

                              --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as the Registrant may determine.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                        AMERICAN CAPITAL STRATEGIES, LTD.

                           Dividend Reinvestment Plan

                         500,000 shares of Common Stock


                              -------------------


         Five hundred thousand authorized and unissued shares of common stock, $0.01 par value per share ("Common Stock"), of American Capital Strategies, Ltd. (the "Company" or "American Capital") have been authorized for purchase under the Company's Dividend Reinvestment Plan (the "Plan"). The Common Stock is quoted on the Nasdaq National Market System ("Nasdaq") under the symbol "ACAS." The Company suggests that this Prospectus be retained for future reference.


                              -------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                              -------------------













                  The date of this Prospectus is March 24, 1999

                                Table of Contents

The Company ............................................................... 2
Use of Proceeds ........................................................... 3
Plan of Distribution ...................................................... 3
Dividend Reinvestment
  Plan .................................................................... 3
Legal Matters ............................................................. 9
Experts ................................................................... 9
Where You Can Find More Information .......................................10
Indemnification ...........................................................11

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company or the facts herein set forth since the date hereof.

                                   THE COMPANY

Background

         The Company, a Delaware corporation, was incorporated in 1986 to provide financial advisory services to and invest in small and medium sized businesses. On August 29, 1997, the Company completed an initial public offering ("IPO") of 10,382,437 shares of its Common Stock and became a non-diversified, closed end investment company that has elected to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended ("1940 Act"). On October 1, 1997, the Company began operations so as to qualify to be taxed as a regulated investment company ("RIC") as defined in Subtitle A, Chapter 1, under Subchapter M of the Internal Revenue Code of 1986 as amended (the "Code"). As contemplated by these transactions, the Company materially changed its business plan and format from structuring and arranging financing for buyout transactions on a fee for services basis to primarily being a lender to and investor in small and medium sized companies. The Company continues to provide financial advisory services to businesses through ACS Capital Investments Corporation ("CIC"), a wholly-owned subsidiary. The Company has established itself as a leading firm in structuring and obtaining funding for management and employee buyouts of subsidiaries, divisions and product lines being divested by larger corporations through the use of employee stock ownership plans ("ESOPs"). From its formation in 1986 through the IPO, the Company arranged twenty-nine financing transactions aggregating over $400 million.

Business

         The Company is a buyout and specialty finance company that is principally engaged in providing senior debt, subordinated debt and equity to companies in need of capital for employee buyouts, management buyouts, growth, acquisitions, liquidity and restructuring. The Company invests up to $20 million in each transaction and through its subsidiary, CIC, will arrange and secure capital for larger transactions.

         The Company's primary business objectives are to increase its net operating income and net asset value by investing its assets in senior debt, subordinated debt with detachable warrants and equity of small to medium sized businesses with attractive current yields and potential for equity appreciation. The Company's loans typically range from $1 million to $20 million, mature in five to ten years, and require monthly or quarterly interest payments at variable rates based on the prime rate plus a margin. The Company's equity interests in small and medium sized businesses are purchased with the goal of disposing of such interests and realizing a gain within three to seven years.

         The principal executive office of the Company is located at 3 Bethesda Metro Center, Suite 860, Bethesda, Maryland 20814. The telephone number is (301) 951-6122.

                                 USE OF PROCEEDS

         The Company has no basis for determining precisely the number of shares of Common Stock that ultimately may be sold pursuant to the Plan, the extent to which shares will be purchased directly from the Company rather than in the open market, or the prices at which shares will be sold. The net proceeds from any purchases of Common Stock directly from the Company under the Plan would provide the Company with funds that it would expect to use for general corporate purposes. Shares purchased in market transactions will provide no proceeds to the Company.

                              PLAN OF DISTRIBUTION

         The Plan allows for dividends to be reinvested into shares purchased by the Plan Administrator on the market or newly issued shares purchased by the Plan Administrator from the Company. If the shares are purchased on the market, the Company will absorb all administrative expenses connected with the operation of the Plan, except for brokerage commissions. Brokerage commissions shall be borne pro rata by Participants.

                           DIVIDENT REINVESTMENT PLAN

         The Company's Dividend Reinvestment Plan (the "Plan") is set forth below in question and answer format. Further questions and correspondence should be directed to either American Capital Strategies, Ltd. (Attention: Investor Relations) or the Plan Administrator at the following address:

                                BankBoston, N.A.
                               C/o Equiserve L.P.
                                  P.O. Box 8040
                              Boston, MA 02266-8040
                                 (800) 425-5523

PURPOSE

1.  What is the purpose of the Plan?

         The purpose of the Plan is to provide the Company's stockholders with a simple and convenient method of investing cash dividends and distributions in additional shares of Common Stock of the Company at the Common Stock's current market price. Participants in the Plan ("Participants") may have cash dividends and distributions automatically reinvested without charges for recordkeeping, and may take advantage of the custodial and reporting services provided by Boston EquiServe (the "Plan Administrator") at no additional cost.

ADMINISTRATION

2.  What does the Plan Administrator do?

         The Plan Administrator administers the Plan for Participants, keeps records, sends statement of accounts to Participants, and performs other duties relating to the Plan.

ENROLLMENT AND PARTICIPATION

3.  How does a stockholder enroll?

         The Company's Dividend Reinvestment Plan is an "opt-in" plan. Upon notifying the Plan Administrator in writing on an Authorization Form, and if your shares are registered in your own name, all dividends and distributions on your shares will be reinvested automatically in additional shares by the Plan Administrator. Authorization Forms may be obtained from the Plan Administrator or the Company. To be effective on any given dividend payment date, the Authorization Form must be received by the Plan Administrator at least two business days before the record date for such dividend payment.

4.  What if the shares are held by a broker, bank or nominee?

         If your shares are held on the books of the Plan Administrator in the name of a broker, bank or other nominee (a "Nominee"), your distributions will be reinvested automatically by the Nominee in additional shares under the Plan if your Nominee provides such a service and you elect to participate in the Plan. Many Nominees do not provide such a service and routinely request dividends and distributions to be paid in cash on all shares registered in their names. If your shares are held for your account by a Nominee and you would like to participate in the Plan, you should either make appropriate arrangements for your Nominee to participate on your behalf, or you must become stockholder of record by having a part or all of your shares transferred to your own name and enrolling in the Plan as provided in Question 3. If your shares are held in the name of a Nominee, you should contact the Nominee for details.

5.  What if a stockholder would rather receive cash?

         If you would rather receive cash, you should not enroll in the Plan or terminate participation if you are already enrolled. You may terminate your participation in the Plan at any time. The procedure for terminating participation in the Plan is explained in the answer to Question 17.

6. What if a stockholder wishes to receive cash on only some of his or her shares?

         If you wish to receive dividends and distributions in cash on some of your shares, and have the remaining dividends and distributions reinvested, you must notify the Plan Administrator, in writing, to that effect. As a partial participant, you will receive your dividends and distributions in additional shares only with respect to the number of shares that you have specified. With respect to any other shares registered in your name, and with respect to the shares credited to your account on the books of the Plan Administrator, the corresponding dividends and distributions will be paid in cash. The number of shares on which you receive additional stock may be changed at any time simply by writing the Plan Administrator.

7. May a stockholder elect to re-enroll once he has terminated participation in the Plan?

         Yes. If you previously elected to receive dividends and distributions in cash and thus terminated participation in the Plan, and later wish to participate in the Plan, you may re-enroll at any time by completing an Authorization Form and delivering it to the Plan Administrator. To be effective on any given dividend payment date, such Authorization Form must be received by the Plan Administrator at least two business days prior to the record date in order for such dividend or distribution.

         [A dividend declaration date is a date on which the Company's Board of Directors (the "Board of Directors") declares a dividend or distribution to be paid and specifies the amount of such dividend or distribution.]

PURCHASE OF SHARES UNDER THE PLAN

8. How does the Dividend Reinvestment Plan work and how are shares allocated under the Plan?

         When the Board of Directors declares a dividend or distribution, all non-participants will receive such dividend or distribution by check mailed directly to the record holder by or under the direction of the Plan Administrator. As a Participant, the number of shares allocated to your Plan Account (a "Plan Account") will be arrived at as follows. Except under the circumstances outlined in Question 9, the Plan Administrator will buy shares of Common Stock in the open market, on Nasdaq or elsewhere, beginning on or before the payment date of the dividend or distribution, until it has expended for such purchase all of the cash that would otherwise be payable to the Participants. The number of shares that will then be credited to your Plan Account and the Plan Accounts of other Participants will be based on the average cost of the shares so purchased, including brokerage commissions. Your Plan Account will be credited with a number of shares, including fractional shares, equal to the total amount of cash dividend or distribution, net of any applicable withholding taxes, otherwise due to you, divided by the price of the shares.

         Neither the Company nor any stockholder has the authority or power to direct the time or price at which shares of Common Stock may be purchased or the selection of the broker or dealer through or from whom purchases are to be made. The Company will absorb all administrative expenses connected with the operation of the Plan (except brokerage commissions, which shall be borne pro rata by the Participants). The Plan Administrator will hold the total shares of Common Stock purchased for all Participants in the name of its nominee and will have no responsibility for the value of such shares after their purchase.

9.  Will newly issued shares ever be paid to Participants?

         The Board of Directors may (but is not required to) declare a dividend or distribution to be paid to Participants in newly issued shares of Common Stock. In that situation, the price of newly issued shares credited to your Plan Account will be equal to the average of the closing sales prices reported for the shares in The Wall Street Journal NASDAQ National Market System listings for the five days on which trading of shares takes place immediately prior to the dividend payment date (but not less than 95% of the opening sales price on each date).

         Even if the Board of Directors has declared the dividend or distribution to be payable to Participants in newly issued shares, the Plan Administrator will be under standing instructions not to credit newly issued shares, and instead to buy shares in the market, if (i) the price at which newly issued shares are to be credited does not exceed 110% of the last determined net asset value of the Common Stock or (ii) the Company has advised the Plan Administrator that since such net asset value was last determined it has become aware of events that indicate the possibility of a change in per share net asset value as a result of which the net asset value of the Common Stock on the payment date might be higher than the price at which the Plan Administrator would credit newly issued shares to the Participants' Plan Accounts.

         If the Plan Administrator buys shares on the market, it is possible that by the time the Plan Administrator has completed its purchases, the average per share purchase price paid by the Plan Administrator may exceed the price at which the newly issued shares would have been credited, or the shares' current net asset value. As a result, there would be credited to your Plan Account a smaller number of shares than would have been credited if the dividend or distribution had been paid in newly issued shares.

10. When will shares of Common Stock be purchased under the Plan?

         In the months in which dividends are paid, dividends will be invested beginning on the dividend payment date. The Plan Administrator will make every effort to invest any dividends it receives promptly beginning on each dividend payment date, and in no event later than thirty days from such date, except where necessary under any applicable federal securities laws.

         No interest will be paid on funds held by the Plan Administrator pending investment.

REPORTS TO PARTICIPANTS

11. What accounts are maintained for Participants and what reports on these accounts do Participants receive?

         The Plan Administrator will maintain a separate Plan Account for each Participant. All shares issued to you under the Plan will be credited to your Plan Account. The Plan Administrator will mail to each Participant a statement confirming the issuance of shares within fifteen days after the allocation of shares is made. The statement will show the amount of the dividend or distribution, the price at which shares were credited, the number of full and fractional shares credited, the number of shares previously credited and the cumulative total of shares credited. In addition, as a Participant, you will receive copies of the Company's annual and quarterly reports to stockholders, proxy statements and dividend income information for tax purposes.

VOTING OF SHARES

12. How will a Participant's shares be voted at meetings of stockholders?

         You will receive a proxy card covering the total number of shares held by you of record, including shares credited to your Plan Account. If a proxy card is returned properly signed, but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, the corresponding shares will be voted in accordance with the recommendation of the Board of Directors. If the proxy card is not returned, or it is unexecuted or improperly executed, the corresponding shares will not be voted unless the you or your duly appointed representative votes in person at the meeting.

CERTIFICATES FOR SHARES

13. Will certificates be issued for shares issued under the Plan?

         No. Certificates for shares issued under the Plan will not be furnished to you until your Plan Account is terminated or unless you request certificates in writing for a specified number of shares credited to your Plan Account. All written requests for certificates should be directed to the Plan Administrator, allowing two weeks for processing. The issuance of certificates for shares credited to a Plan Account will not terminate your participation in the Plan. No certificate for a fractional share will be issued. If you terminate your participation in the Plan (see Question 17), the Plan Administrator will sell for your account any fractional share and send you a check for the proceeds.

14. In whose name will certificates be registered when issued?

         Plan Accounts are maintained in the name in which your share certificates were registered at the time that you became a Participant in the Plan. Certificates for whole shares issued at your request from your Plan Account will be similarly registered.

DIVIDENDS AND STOCK SPLITS

15. What happens if the Company issues a stock dividend or declares a stock split?

         Any stock dividends or split shares distributed by the Company on shares held by the Plan Administrator for you will be credited to your Plan Account.

FEDERAL TAX CONSEQUENCES

16. What is the tax status of reinvested dividends?

         The automatic reinvestment of dividends and distributions will not relieve you of any income tax liability associated with such dividend or distribution. As a Participant in the Plan, you will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend or distribution in an equal amount to the cash that you could have received instead of shares. The tax basis of such shares will equal the amount of such cash.

         As a Participant, you will not realize any taxable income upon receipt of a certificate for whole shares credited to your Plan Account either upon your request for a specified number of shares or upon termination of enrollment in the Plan. As a Participant, you will receive early in each year a Form 1099 regarding the Federal income tax status of all dividends and distributions taxable during the previous year.

MODIFICATION AND TERMINATION

17. What happens if a Participant wishes to terminate participation in the Plan?

         You may terminate your participation in the Plan at any time by notifying the Plan Administrator in writing. To be effective for any given dividend payment date, the notice to terminate must be received by the Plan Administrator at least two business days before the record date for the dividend payment. All dividends with a record date after receipt of your notification will be sent directly to you. Upon termination of your participation, you will receive a certificate for the number of full shares of Common Stock held for you by the Plan Administrator at no charge. At the same time, you will receive a check in payment for any fractional shares in your account, valued at the then current market price of the Company's Common Stock, less any applicable brokerage commissions and any other costs of sale. If you prefer, you can request that your full shares of Common Stock held by the Plan Administrator be sold, and you will receive a check for the proceeds, less any applicable brokerage commissions and any other costs of sale.

18. May the Plan be Changed or Discontinued?

         The Company and the Plan Administrator may amend, suspend or terminate the Plan at any time. Any such amendment, suspension or termination will be effective upon a designated dividend record date and notice of such amendment, suspension or termination will be sent to all Participants at least ninety days prior to such record date.

PLAN ADMINISTRATOR RESPONSIBILITIES

19. What are the Plan Administrator's responsibilities under the Plan?

         The Plan Administrator will not be liable under the Plan for any act done by the Plan Administrator in good faith or for any good faith omission to act including, without limitation, any claims for liability
         (a) arising out of failure to terminate a Participant's participation in the Plan upon the Participant's death prior to receipt of notice in writing of such death; (b) with respect to the prices at which shares are purchased or sold for the Participant's account and the time such purchases or sales are made; and (c) relating to the value of the shares acquired for the Participant's account.

         The Internal Revenue Code of 1986, as amended, imposes certain reporting obligations upon brokers and other middlemen. As a result, the Plan Administrator will be required to report to the Internal Revenue Service and the Participant any sales of stock by the Plan Administrator on behalf of a Participant.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Arnold & Porter, Washington, D.C.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual report on form 10-K/A for the year ended December 31, 1997, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         American Capital Strategies, Ltd. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, the Registration Statement referred to below and other information concerning the Company may be inspected and copied at prescribed rates at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants, like the Company, that file electronically with the Commission. Such materials may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov. The common stock of the Company is quoted on the Nasdaq. The aforementioned reports, proxy statements and other materials concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.

         The following documents previously filed by the Company with the Commission under the Exchange Act are incorporated herein by reference:

         (a) The Company's latest Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

         (c) The description of the Company's common stock, par value $0.01 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission by the Registrant on August 27, 1997.

         (d) All other reports filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant to the Plan.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supercedes such previous statement. Any statement so modified or superceded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents described above under "Incorporation of Certain Documents by Reference," other than exhibits to such documents unless such exhibits are also specifically incorporated by reference herein or therein. Requests for such copies should be directed to American Capital Strategies, Ltd., 3 Bethesda Metro Center, Suite 860, Bethesda, Maryland 20814, Attention: John R. Erickson, telephone number
(301) 951-6122.

                                 INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines, that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (i) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

         The Company has adopted provisions in its Second Amended and Restated Certificate of Incorporation and its Second Amended and Restated Bylaws that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL.

         As authorized by the DGCL, the Company's Second Amended and Restated Certificate of Incorporation limits the liability of directors of the Corporation for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. This provision will not alter the liability of directors under federal securities laws.

         The Company has purchased an insurance policy which purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

         The foregoing descriptions are general summaries only. Reference is made to the full text of the Company's Second Amended and Restated Certificate of Incorporation and its Second Amended and Restated Bylaws, both filed with the Commission on August 12, 1997 as part of Pre-Effective Amendment Number 1 to the Registration

Statement on Form N-2 (File No. 333-29943), which are incorporated herein by reference.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be incurred in connection with the issuance and distribution of the shares of Common Stock being offered hereby payable by the Registrant are estimated as follows:

SEC Registration Fee...............................................  $ 2,102.38
Printing and Engraving Costs.......................................  $10,000.00
Fees and Expenses of Counsel.......................................  $25,000.00
Accounting Fees and Expenses.......................................  $10,000.00
Miscellaneous......................................................   $2,897.62
                                                                    -----------
TOTAL..............................................................  $50,000.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines, that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (i) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

         The Company has adopted provisions in its Second Amended and Restated Certificate of Incorporation and its Second Amended and Restated Bylaws that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL.

         As authorized by the DGCL, the Company's Second Amended and Restated Certificate of Incorporation limits the liability of directors of the Corporation for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. This provision will not alter the liability of directors under federal securities laws.

         The Company has purchased an insurance policy which purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

         The foregoing descriptions are general summaries only. Reference is made to the full text of the Company's Second Amended and Restated Certificate of Incorporation and its Second Amended and Restated Bylaws, both filed with the Commission on August 12, 1997 as part of Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943), which are incorporated herein by reference.

ITEM 16.  EXHIBITS

Exhibit 3.1 American Capital Strategies, Ltd. Second Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 2.a of the Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943) filed on August 12, 1997.*

Exhibit 3.2 American Capital Strategies, Ltd. Second Amended and Restated Bylaws, incorporated herein by reference to Exhibit 2.b of the Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943) filed on August 12, 1997.*

Exhibit 4 Instruments defining the rights of security holders - see Exhibits 3.1 and 3.2.*

Exhibit 5 Opinion of Arnold & Porter regarding legality of common stock being registered.*

Exhibit 23.1       Consent of Arnold & Porter, included in the opinion filed as
                   Exhibit 5 hereto.*

Exhibit 23.2       Consent of Ernst & Young LLP.

Exhibit 24 Powers of Attorney of certain directors and officers of American Capital Strategies, Ltd.*


-------------
*Previously filed.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Bethesda, state of Maryland, on March 24, 1999.

                                  AMERICAN CAPITAL STRATEGIES, LTD.


                                  By: /s/ John R. Erickson
                                      ------------------------------------------
                                      John R. Erickson
                                      Vice President and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                               Title                                     Date
---------                               -----                                     ----
              *                         Director                                  March 24, 1999
---------------------------
Robert L. Allbriton

              *                         Director, Executive Vice President and    March 24, 1999
---------------------------             Secretary
Adam Blumenthal

/s/ John R. Erickson                    Vice President and Chief Financial        March 24, 1999
---------------------------             Officer
John R. Erickson

              *                         Vice Chairman of the Board of Directors   March 24, 1999
---------------------------
David Gladstone

              *                         Director                                  March 24, 1999
---------------------------
Neil M. Hahl

              *                         Director                                  March 24, 1999
---------------------------
Philip R. Harper

              *                         Vice President                            March 24, 1999
---------------------------
Stephen L. Hester

              *                         Director                                  March 24, 1999
---------------------------
Stan Lundine

Signature                               Title                                     Date
---------                               -----                                     ----
              *                         Director                                  March 24, 1999
---------------------------
Alvin N. Puryear

              *                         Director                                  March 24, 1999
---------------------------
Stephen P. Walko

              *                         Chairman of the Board of Directors,       March 24, 1999
---------------------------             President and Chief Executive Officer
Malon Wilkus

*/s/ John R. Erickson                   Power of Attorney                         March 24, 1999
---------------------------
John R. Erickson

                                  Exhibit Index

Exhibit                Description

Exhibit 3.1 American Capital Strategies, Ltd. Second Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 2.a of the Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943) filed on August 12, 1997.*

Exhibit 3.2 American Capital Strategies, Ltd. Second Amended and Restated Bylaws, incorporated herein by reference to
                       Exhibit 2.b of the Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943) filed on August 12, 1997.*

Exhibit 4 Instruments defining the rights of security holders - see Exhibits 3.1 and 3.2.*

Exhibit 5 Opinion of Arnold & Porter regarding legality of common stock being registered.*

Exhibit 23.1 Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.*

Exhibit 23.2           Consent of Ernst & Young LLP.

Exhibit 24 Powers of Attorney of certain directors and officers of American Capital Strategies, Ltd.*

------------
*Previously filed.